Exhibit 10.27

EXECUTION VERSION

EXCHANGE AGREEMENT

by and among

CommuNication Infrastructure group, llc,

INFRATRUST ZWEI GMBH & CO. KG

AND

COMPARTMENT IT2, LP

June 30, 2012

TABLE OF CONTENTS

ARTICLE I - EXCHANGE	1
1.1 Assignment of the PAASP	1
1.2 The PAASP	2
1.3 Termination of the PAASP	2
ARTICLE II - EXCHANGE CONSIDERATION	2
2.1 Exchange	2
2.2 Consideration	2
2.3 Release	3
ARTICLE III - CLOSING; CLOSING DELIVERIES	3
3.1 Closing	3
3.2 CIG'S Deliveries at Closing	3
3.3 Acquirer's Deliveries at Closing	4
3.4 Fund's Deliveries at Closing	4
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF CIG	4
4.1 Organization and Standing	4
4.2 Power and Authority	4
4.3 Third-Party Right	5
4.4 PAASP	5
4.5 Litigation	5
4.6 Compliance with Laws	5
4.7 No Other Agreement	5
4.8 No Brokers	5
4.9 No Consents	5
ARTICLE V – REPRENSENTATIONS AND WARRANTIES OF AQUIRER AND ITS GENERAL PARTNER	6
5.1 Organization and Standing	6
5.2 Power and Authority	6
5.3 No Conflict	6
5.4 No Brokers	6
5.5 No Consents	6
ARTICLE VI – REPRENSENTATIONS AND WARRANTIES OF THE FUND AND THE GMBHOF THE FUND	7
6.1 Organization and Standing	7
6.2 Power and Authority	7
6.3 No Conflict	7
6.4 No Brokers	8
6.5 No Consents	8

ARTICLE VII - ADDITIONAL COVENANTS	8
7.1 Further Assurances	8
7.2 Acess to Information	8
7.3 Specific Performance	9
7.4 Confidentiality	9
7.5 Judicial Modification of Covenants	9
ARTICLE VIII - [RESERVED]	9
ARTICLE VIIII - INDEMNIFICATION	9
9.1 Survival of Reoresentations and Warranties	9
9.2 Indemnification by CIG	10
9.3 Indemnification by Acquirer	10
9.4 Indemnification by the Fund	10
9.5 Procedure for Indemnification	10
9.6 Indemnification Exclusive Remedy	11
9.7 Insurance and Other Recoveries; Setoff	11
9.8 No Punitive or Consequential Damages	11
9.9 Survival	11
ARTICLE X - GENERAL PROVISIONS	12
10.1 Assignment	12
10.2 Notices	12
10.3 Interpretation	12
10.4 Severability	13
10.5 No Third-Party Beneficiaries	13
10.6 Amendment; Waiver	13
10.7 Governing Law	13
10.8 Construction Agreement	13
10.9 Entire Agreement	13
10.10 Business Day Convention	13
10.11 Attorneys' Fees and Costs	14
10.12 Jurisdiction and Venue; Jury Trial Waiver	14
10.13 Fees, Expenses and Other Payments	14
10.14 Survival	14
10.15 Counterparts	14

EXCHANGE AGREEMENT

EXHIBITS:

Exhibit A        Definitions

Exhibit B         Note

Exhibit C         Amended and Restated Operating Agreement

Exhibit D        Transformation Consent

Exhibit E         Release Consent

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made this 30th day of June, 2012 by and among COMPARTMENT IT2, LP, a Georgia Limited Partnership (“Acquirer”), by action of IAM US, LLC, a Delaware limited liability company, its General Partner (the “General Partner”), COMMUNICATIONS INFRASTRUCTURE GROUP, LLC, a Delaware limited liability company (“CIG”), INFRATRUST ZWEI GMBH & CO. KG (the “Fund”) by action of IAM INFRASTRUCTURE ASSET MANAGEMENT GMBH (the “GMBH”).  Capitalized terms not otherwise defined herein have the meanings set forth in Exhibit A.

WHEREAS, the Fund desires to transfer and assign to Acquirer, and Acquirer desires to acquire from the Fund, any and all economic rights, together with all liabilities and obligations, of CIG currently evidenced by the Partnership Agreement for an Atypical Silent Partnership between the Fund and CIG (the “PAASP”);

WHEREAS, the Acquirer is dually chartered with the Fund and the Fund desires the Acquirer to take the actions to cause the transfer and assignment of the PAASP to the Acquirer;

WHEREAS, the Fund, CIG and the Acquirer, respectively, acknowledge that any and all rights represented by the PAASP prior to effectiveness of this Agreement consist solely of intangible economic equity rights derived from the operations of wireless communication towers or facilities (the “Economic Rights”) and such Economic Rights do not represent any ownership rights in real property or personal property of any nature or kind, and all such rights under the PAASP are construed solely as equity rights, subordinate to any and all creditors; and

WHEREAS, it is the intention of all parties hereto that the PAASP shall terminate immediately following such assignment on the date hereof; and any and all of the Economic Rights shall on and after the date hereof be extinguished with respect to any continuing obligations of CIG under the PAASP, and all rights of the Fund and the Acquirer with respect to the PAASP shall on and after the date hereof be derived solely from the Note and the Class A Interests to be issued to the Acquirer by CIG without any continuing rights or obligations of any nature or kind of the Fund or CIG under the PAASP.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Article 1
EXCHANGE

1.1.                        Assignment of the PAASP

.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Fund hereby assigns, transfers, conveys and delivers to Acquirer, and Acquirer hereby accepts and acquires, all right, title and interest in and to the PAASP, free and clear of all Encumbrances (the “PAASP Assignment”).

EXCHANGE AGREEMENT

1.2.                       The PAASP

.  As used in this Agreement, the term “PAASP” includes, without limitation, all of the economic right, title and interest to the PAASP, including all files, books, record, documents and items related to, the PAASP, wherever located (collectively, the “Books and Records”).  Acquirer acknowledges that the Fund makes no representation or warranty of whatever nature regarding the truth, accuracy, validity, completeness, usefulness, suitability or any other aspect of the Books and Records, and the Fund expressly disclaims any such representation and warranty.  Acquirer acknowledges that some of the Books and Records were prepared by third parties and were not prepared by or verified by the Fund.  Except as expressly provided herein, by accepting the Books and Records, Acquirer expressly releases the Fund from any liability that Acquirer may incur, directly or indirectly, as a result of Acquirer’s reliance on the Books and Records.  The provisions of this paragraph shall survive Closing.

1.3.                        Termination of the PAASP

.  Immediately following the consummation of the transfer and assignment of the PAASP by the Fund to the Acquirer (the “PAASP Transfer”) which is hereby deemed to occur upon execution hereof, and in consideration for the execution by CIG and the Acquirer of the Amended and Restated Operating Agreement and the issuance to the Acquirer of the Note in the form of Exhibit B attached hereto (the “Note”) and the Class A Interests (as defined in the Amended and Restated Operating Agreement, attached as Exhibit C hereto), CIG and the Acquirer herewith definitively terminate the PAASP and neither party shall hereafter have any rights, claims, obligations, liabilities or duties of performance in connection with the PAASP of any nature or kind whatsoever.

Article 2
EXCHANGE CONSIDERATION

2.1.                        Exchange

.  The Fund, as sole limited partner of the Acquirer, hereby permits, authorizes and accepts, as additional inducement to enter into this Agreement, that CIG hereby issues the Note and such number of Class A Interests to Acquirer pursuant to the terms and conditions of the Amended and Restated Operating Agreement.  The Class A Interests shall have all rights, attributes, allocations and limitations as defined in the Amended and Restated Operating Agreement of CIG.  The aggregate value of the Class A Interests shall equal the Gross Asset Value as defined in the Amended and Restated Operating Agreement.

2.2.                        Consideration

.

(a)        The Fund expressly acknowledges and agrees that the consideration of receiving the benefit of the Class A Interests through ownership of the limited partnership interests of the Acquirer, and the execution and delivery of the Amended and Restated Operating Agreement by CIG and the Acquirer, and receipt of the Note by the Acquirer, is adequate and sufficient in all respects for this Agreement to be fully binding upon the Fund.

(b)        The Acquirer expressly acknowledges and agrees that the consideration of receiving the Note and the benefit of the Class A Interests, and the execution and delivery of the Amended and Restated Operating Agreement by CIG, in exchange for termination of the PAASP is adequate and sufficient in all respects for this Agreement to be fully binding upon the Acquirer.

EXCHANGE AGREEMENT

(c)        The CIG expressly acknowledges and agrees that the consideration of termination of all of CIG’s obligations under the PAASP in exchange for issuance of the Class A Interests and the execution and delivery of the Amended and Restated Operating Agreement with the Acquirer, is adequate and sufficient in all respects for this Agreement to be fully binding upon CIG, together with acceptance of all terms and conditions of all agreements, covenants and releases herein, and the delivery by the Fund of the Consent to  Transformation (the “Transformation Consent”) and the Consent and Release (the “Release Consent”), attached hereto as Exhibit D and Exhibit E, respectively, which are incorporated herein by reference thereto.

2.3.                        Release

.  In further consideration of termination of the PAASP and issuance of the Class A Interests of CIG to Acquirer, which is expressly acknowledged by each of the Acquirer and the Fund to be to its respective benefit, each of the Acquirer, the General Partner, the Fund and the GMBH, and their respective past and present Affiliates, partners, employees, attorneys, accountants, insurers, agents, consultants and their respective representatives, successors, heirs, spouses, assigns and each of their respective Affiliates, hereby releases and forever discharges CIG and its past, present and future subsidiaries, Affiliates, officers, directors, shareholders, partners, principals, employees, attorneys, insurers, agents, servants, consultants, and their respective Affiliates, and each of their respective representatives, successors, heirs, spouses, assigns, control persons and further Affiliates of any and all such persons (collectively, the “CIG Released Parties”), from any and all fees, costs, expenses, claims, demands, obligations, losses, causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, whether known or unknown, which Acquirer or the Fund has, had or claims to have, directly or indirectly, against any or all of the CIG Released Parties (other than the Note and the Class A Interests to be issued by CIG to the Acquirer) and any right, title, claim or interest that it may have, directly or indirectly, in any of the wireless communication towers or facilities or other assets of the CIG Released Parties.

Article 3
CLOSING; CLOSING DELIVERIES

3.1.                        Closing

.  Subject to the terms and conditions of this Agreement, the transfer and assignment of the PAASP and the consummation of the other transactions contemplated herein (the “Closing”) hereby takes place at the offices of Wuersch & Gering LLP, 100 Wall Street, New York, New York 10005, provided, however, the Closing may be adjourned to at such other location as CIG and Acquirer may mutually agree, or may occur by such other means, including the delivery of the relevant documents by facsimile, electronic mail, mail or courier as CIG and Acquirer may mutually agree (the date on which the Closing takes place being referred to as the “Closing Date”).

3.2.                        CIG’s Deliveries at Closing.

 At or prior to the Closing, CIG has delivered All documents and instruments as each other party or its counsel shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement, to the other relevant parties.

EXCHANGE AGREEMENT

3.3.                        Acquirer’s Deliveries at Closing.

 At or prior to the Closing, Acquirer has delivered the following to the other relevant parties:

(a)        All instruments of assignment which are required to be executed by Acquirer, all executed on Acquirer’s behalf by an authorized officer of Acquirer; and

(b)        All such other documents and instruments as each other party or its counsel shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

3.4.                        Fund’s Deliveries at Closing.

 At or prior to the Closing, the Fund has delivered the following to the other relevant parties:

(a)        The Transformation Consent and Release Consent; and

(b)        All such other documents and instruments as each other party or its counsel shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

Article 4
REPRESENTATIONS AND WARRANTIES OF CIG

CIG represents and warrants to Acquirer as follows:

4.1.                        Organization and Standing

.  CIG is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own or otherwise hold any and all rights represented by the PAASP.  CIG is duly qualified to do business and is in good standing in every jurisdiction in which the character of the PAASP requires such qualification, except where such failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  CIG has heretofore furnished to Acquirer a complete and correct copy of its Amended and Restated Operating Agreement and Certificate of Formation.  CIG’s Amended and Restated Operating Agreement is in full force and effect and CIG is not is in violation of any provision of its Amended and Restated Operating Agreement.

4.2.                       Power and Authority

.  CIG has the full limited liability company right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by CIG, of this Agreement and the consummation of all the transactions contemplated hereby and thereby on the terms and conditions set forth herein or therein have been duly and validly authorized by CIG by all necessary limited liability company action.  This Agreement has been duly and validly executed and delivered by CIG, and (assuming due authorization, execution and delivery by the respective parties) this Agreement constitutes the legal, valid and binding obligations of CIG enforceable against CIG in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, moratorium or similar Applicable Law affecting the rights of creditors generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

EXCHANGE AGREEMENT

4.3.                        Third-Party Rights

.  To the knowledge of CIG, there are no existing Contracts, options, commitments or rights with, to or in any third party to acquire from CIG any of the PAASP.

4.4.                        PAASP

 Termination.  Immediately following the Closing hereby, the PAASP will terminate without further action required by any Person on the part of CIG.

4.5.                        Litigation

. To the Knowledge of CIG: (i) there is no Litigation pending or threatened against CIG (or against any officer, director, shareholder, employee, agent or other similar representative of CIG relating to employment, services or relationship with CIG), or related in any way to this Agreement, the PAASP; (ii) there is no Court Order outstanding against CIG relating in any way to this Agreement, the PAASP, or the obligations under this Agreement; and (iii) there is no material dispute or material disagreement pending or threatened between CIG and any of its customers, suppliers, employees or any other Person.

4.6.                        Compliance with Laws

.  To Knowledge of CIG, CIG is not in Default nor has been in Default under, nor has CIG received any notice of any Default under any Applicable Law or Court Order.  CIG has at all times been in compliance with all Applicable Law in all material respects.  CIG has not received any notice from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential material violation of, or material failure to comply with, any Applicable Law.

4.7.                        No Other Agreement

.  CIG has not entered into a Contract with respect to the sale, transfer, assignment or other disposition of all or any part of the PAASP except as set forth in this Agreement.

4.8.                        No Brokers

.  CIG is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated by this Agreement.

4.9.                      No Consents

.  The execution, delivery and performance of the Transaction Documents by CIG (a) do not require (i) the consent, approval, or authorization of any Person or any Governmental Authority having jurisdiction over CIG or (ii) the submission or filing of any notice, report, or other filing with any Person or any Governmental Authority having jurisdiction over CIG; (b) will not violate the Certificate of Formation filed with the Secretary of State of the State of Delaware or the Amended and Restated Operating Agreement of CIG; (c) will not violate any Law, judgment, order, injunction, decree, or ruling of any Governmental Authority applicable to CIG; and (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default or breach under any agreement, instrument, license, or permit, individually or in the aggregate, material to the Transaction Documents or the transactions contemplated hereby to which CIG is subject.

EXCHANGE AGREEMENT

Article 5
REPRESENTATIONS AND WARRANTIES OF ACQUIRER
AND ITS GENERAL PARTNER

Acquirer and its General Partner represent and warrant to CIG as follows:

5.1.                        Organization and Standing

.  Acquirer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia, having all requisite limited partnership power and authority to perform its obligations by action of the General Partner under this Agreement.  The General Partner is a limited liability company duly formed validly existing and in good standing under the laws of the State of Delaware, having all requisite limited liability company power and authority to perform the actions of the Acquirer under this Agreement.

5.2.                       Power and Authority

.  The Acquirer, by action of the General Partner, has the full right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of Acquirer, by action of the General Partner, of this Agreement, and the consummation of all the transactions contemplated hereby on the terms and conditions set forth herein and therein have been duly and validly authorized by Acquirer and the General Partner by all necessary partnership and/or limited liability company action.  This Agreement has been duly and validly executed and delivered by Acquirer by action of the General Partner, and (assuming due authorization, execution and delivery by all parties) this Agreement constitutes the legal, valid and binding obligations of Acquirer enforceable against Acquirer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, moratorium or similar Applicable Law affecting the rights of creditors generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

5.3.                       No Conflict

.  Neither the execution, delivery and performance of the Transaction Documents, nor the consummation of any of the transactions contemplated hereby or thereby, shall: (i) conflict with or violate the Charter Documents of Acquirer or the General Partner; (ii) conflict with or violate any Applicable Law applicable to Acquirer or the General Partner any of their respective assets or properties; (iii) result in or constitute a Default by Acquirer or the General Partner under any Contract; or (iv) require Acquirer or the General Partner to notify or obtain any License from, or make any registration, declaration or filing with, any Governmental Authority.

5.4.                        No Brokers

.  Neither the Acquirer nor the General Partner is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated by this Agreement.

5.5.                      No Consents

.  The execution, delivery and performance of the Transaction Documents by the Acquirer by action of the General Partner (a) do not require (i) the consent, approval, or authorization of any Person or any Governmental Authority having jurisdiction over Acquirer or the General Partner; or (ii) the submission or filing of any notice, report, or other filing with any Person or any Governmental Authority having jurisdiction over Acquirer or the General Partner; (b) will not violate (x) the certificate of limited partnership of the Acquirer filed with the Secretary of State of Georgia or the limited partnership agreement of the Acquirer; or (y) the certificate of formation of the General Partner as filed with the Secretary of State of Delaware or the operating agreement of the General Partner; (c) will not violate any Law, judgment, order, injunction, decree, or ruling of any Governmental Authority applicable to Acquirer or the General Partner; and (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default or breach under any agreement, instrument, license, or permit, individually or in the aggregate, material to the Transaction Documents or the transactions contemplated hereby to which Acquirer or the General Partner are subject, respectively.

EXCHANGE AGREEMENT

Article 6
REPRESENTATIONS AND WARRANTIES OF THE FUND
AND THE GMBH OF THE FUND

The Fund represents and warrants to CIG as follows:

6.1.                        Organization and Standing

.  The Fund is a GmbH, duly organized, validly existing and in good standing under the laws of Germany, having all requisite limited partnership power and authority to perform its obligations under this Agreement.  The GMBH of the Fund is a GmbH and Co. KG duly organized, validly existing and in good standing under the laws of Germany, having all requisite limited partnership power and authority to perform its obligations under this Agreement.

6.2.                       Power and Authority

.  The Fund, by action of the GMBH, has the full right, power, legal capacity and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Fund, by action of the GMBH on behalf of the Fund, of the Transaction Documents to which the Fund is a party, and the consummation of all the transactions contemplated hereby and thereby on the terms and conditions set forth herein and therein have been duly and validly authorized by the Fund and the GMBH, respectively, by all necessary corporate, partnership and/or other required action.  This Agreement has been duly and validly executed and delivered by the Fund by action of the GMBH, and (assuming due authorization, execution and delivery by all parties) this Agreement and the other Transaction Documents to which the Fund is a party constitute, legal, valid and binding obligations of the Fund enforceable against the Fund in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, moratorium or similar Applicable Law affecting the rights of creditors generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

6.3.                       No Conflict

.  Neither the execution, delivery and performance of the Transaction Documents, nor the consummation of any of the transactions contemplated hereby or thereby, shall: (i) conflict with or violate the Charter Documents of the Fund or the GMBH; (ii) conflict with or violate any Applicable Law applicable to the Fund or the GMBH or any of their respective assets or properties; (iii) result in or constitute a Default by the Fund or the GMBH under any Contract; or (iv) require the Fund or the GMBH to notify or obtain any License from, or make any registration, declaration or filing with, any Governmental Authority.

EXCHANGE AGREEMENT

6.4.                        No Brokers

.  Neither the Fund nor the GMBH is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated by this Agreement.

6.5.                      No Consents

.  The execution, delivery and performance of the Transaction Documents by the Fund: (a) do not require (i) the consent, approval, or authorization of any Person or any Governmental Authority having jurisdiction over the Fund or the GMBH; or (ii) the submission or filing of any notice, report, or other filing with any Person or any Governmental Authority having jurisdiction over the Fund or the GMBH; (b) will not violate the Charter of the Fund or the GMBH as filed with the applicable Governmental Authority; (c) will not violate any Law, judgment, order, injunction, decree, or ruling of any Governmental Authority applicable to the Fund or the GMBH; and (d) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default or breach under any agreement, instrument, license, or permit, individually or in the aggregate, material to the Transaction Documents or the transactions contemplated hereby to which the Fund or the GMBH are subject, respectively.

Article 7
ADDITIONAL COVENANTS

7.1.                        Further Assurances.

(a)        Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, or advisable under Applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

(b)        If, at any time after the Closing, either party reasonably determines that further action is necessary to effectuate the transactions contemplated by this Agreement, the other party shall take or cause to be taken, at the expense of the requesting party, all such action as may be reasonably requested and execute, deliver and file, or cause to be executed, delivered and filed, all such documentation as may be reasonably requested.

7.2.                        Access to Information

.  Following the Closing, Acquirer shall provide CIG’s accountants, counsel, and other representatives access to such of the books, contracts, commitments, records, properties and such other information to the extent reasonably necessary related to the PAASP prior to the Closing Date.  Following the Closing, CIG shall provide Acquirer’s accountants, counsel, and other representatives access to such books, contracts, commitments, records, properties and such other information to the extent requested by Acquirer.  Such access shall in each case be upon reasonable advance notice and during business hours.

EXCHANGE AGREEMENT

7.3.                        Specific Performance

.  Each of the parties hereto hereby acknowledges and agrees that the other parties would be damaged irreparably in the event that any of the material provisions of this Agreement are not substantially performed in accordance with their specific terms or are otherwise breached.  Accordingly, each of the parties hereto hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the material provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any federal or state court in addition to any other remedy to which they may be entitled pursuant hereto.

7.4.                        Confidentiality

.  Each party hereto and its Affiliates shall keep confidential, and shall not disclose, the terms of this Agreement to any other Person without the prior consent of each other party hereto, unless: (i) the disclosure is required by Applicable Law, (including without limitation the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder) or (ii) the disclosure is to any officer, director, employee or agent of any party hereto or of any of its Affiliates and such Person needs to know such information for purposes of consummating the transactions contemplated by or the performance of this Agreement or any related agreements.

7.5.                        Judicial Modification of Covenants

.  If any covenant contained in this Agreement or any part thereof is hereafter construed by a court having jurisdiction to be invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to modify such covenant to the least extent necessary to render it enforceable and, in its modified form, said covenant shall then be enforceable.  Neither party shall assert that such restrictions should be eliminated in their entirety by such court.

Article 8
[RESERVED]

Article 9
INDEMNIFICATION

9.1.                        Survival of Representations and Warranties

.  The representations and warranties of the parties hereto contained in this Agreement shall survive the consummation of the transactions contemplated hereby until the date which is one (1) year following the Closing Date (the “General Survival Date”), provided, however, that the representations and warranties set forth in (i) Sections 4.1 (Organization and Standing), 4.2 (Power and Authority), 4.4 (PAASP Termination), 4.8 (No Brokers) and 4.9 (No Consents); 5.1 (Organization and Standing), 5.2 (Power and Authority); 5.4 (No Brokers), and 5.5 (No Consents); and 5.1 (Organization and Standing), 5.2 (Power and Authority), 5.4 (No Brokers) and 6.5 (No Consents); and shall survive indefinitely (each such date, including the General Survival Date, being a “Survival Date”); and provided, further, that if any notice of a Claim by an Acquirer  Indemnified Party (as defined in Section 9.2), a CIG  Indemnified Party (as defined in Section 9.3) and a Fund  Indemnified Party (as defined in Section 9.4) shall have been given prior to the applicable Survival Date, the representations and warranties that are the subject of such notice shall survive until such time as such Claim is finally resolved.  With the exception of Claims brought in connection with the representations and warranties described directly above in clause (i) (which survive indefinitely) or Claims which remain unresolved for which notice has already been given, at the end of all Survival Dates, no Claim may be brought against any party for indemnification (or otherwise for Damages) resulting from any breach of any representation or warranty contained in this Agreement.

EXCHANGE AGREEMENT

9.2.                        Indemnification by CIG

.  CIG agrees to defend, indemnify and hold harmless Acquirer and the Fund (and each of their officers, directors, and employees) (each an “Acquirer Indemnified Party”) from and against any Damages arising out of, resulting from, or in connection with:

(a)        any material misrepresentation or breach of any representation or warranty made by CIG in this Agreement; and

(b)        the failure of CIG to perform or observe in all material respects any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement.

9.3.                        Indemnification by Acquirer

.  Acquirer agrees to defend, indemnify and hold harmless CIG and the Fund (and each of their officers, directors, and employees) (each an “CIG Indemnified Party”), from and against any Damages arising out of, resulting from, or in connection with:

(a)        any material misrepresentation or breach of any representation or warranty made by Acquirer in this Agreement;

(b)        the failure of Acquirer to perform or observe in all material respects any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; and

(c)        the Assumed Liabilities.

9.4.                        Indemnification by the Fund

.  The Fund agrees to defend, indemnify and hold harmless CIG and the Acquirer (and each of their officers, directors, and employees) (each an “CIG Indemnified Party”), from and against any Damages arising out of, resulting from, or in connection with:

(a)        any material misrepresentation or breach of any representation or warranty made by the Fund in this Agreement;

(b)        the failure of the Fund to perform or observe in all material respects any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement.

9.5.                        Procedure for Indemnification

.  After acquiring knowledge of any Damage or Claim for which CIG, the Acquirer or the Fund have agreed to provide indemnification under this Article 9 (an “Indemnifiable Claim”), the Person to be indemnified (the “Indemnitee”) shall give to the indemnifying party (the “Indemnitor”) written notice (a “Claim Notice”) thereof; provided, however, that failure to provide such notice shall not relieve the Indemnitor of the obligation to indemnify the Indemnitee except to the extent such party had been materially prejudiced by such failure or delay.  If the Indemnitor acknowledges its obligation in writing to indemnify the Indemnitee for the Indemnifiable Claim (which acknowledgment may be made without admission of ultimate liability through a reservation of rights), the Indemnitor will have the right to control the defense of any proceeding relating thereto, unless it is relieved of its obligations to defend hereunder with respect to such defense by the Indemnitee and the Indemnitee has released the Indemnitor from its Liability with respect thereto, in which case, the Indemnitee shall pay its own expense of such defense.  If the Indemnitor controls the defense of such Indemnifiable Claim, the Indemnitee shall cooperate with the Indemnitor in resolving such matter including by providing the availability and cooperation of its employees who are familiar with the transactions out of which such Indemnifiable Claim may have arisen and by providing Indemnitor with necessary and relevant documents relating to the subject matter of such Indemnifiable Claim.  If the Indemnitor fails or refuses to acknowledge its obligation to undertake such defense, settlement or other resolution of such Indemnifiable Claim within thirty (30) days after receipt of the Claim Notice (which may be undertaken without admission of ultimate liability through a reservation of rights), then the Indemnitee may itself defend, settle or otherwise resolve the Indemnifiable Claim, and the Indemnitor shall be responsible for all reasonable costs incurred by the Indemnitee in connection therewith, provided any settlement of such Indemnifiable Claim shall require the consent of the Indemnitor, which shall not be unreasonably withheld, conditioned or delayed.  If the Indemnitor shall assume the defense, settlement or other resolution of any Indemnifiable Claim, it shall not settle the Indemnifiable Claim without the written consent of the Indemnitee, which shall not be unreasonably withheld, conditioned or delayed, unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, reasonably satisfactory to the Indemnitee, from all Liability with respect to such Indemnifiable Claim and in the case of a Claim related to Taxes, a release from all Liability for similar or related Claims.

EXCHANGE AGREEMENT

9.6.                        Indemnification Exclusive Remedy

.  Notwithstanding anything contained herein or in the Transaction Documents, except in the event of any matter for which injunctive or equitable relief is expressly available hereunder, the remedies provided in Article 9 constitute the sole and exclusive remedies for recovery against an Indemnitor and, without limiting the foregoing, no Party hereto shall seek, and no Party hereto shall be liable for, the rescission of this Agreement for any reason at any time.

9.7.                        Insurance and Other Recoveries; Setoff

.  The liability of an Indemnitor with respect to any claim under Article 9 shall be reduced by any insurance proceeds received by, or any other recovery from a third party received by, the Indemnitee as a result of any Indemnifiable Claim upon which such claim is based.

9.8.                        No Punitive or Consequential Damages

.  No Indemnitee shall seek and no Indemnitor shall be liable for any punitive or consequential damages, including, but not limited to loss of revenue or income, or loss of business reputation or opportunity.

9.9.                        Survival

.  The provisions of this Article 9 shall survive Closing.

EXCHANGE AGREEMENT

Article 10
GENERAL PROVISIONS

10.1.                    Assignment

.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.  No party hereto shall assign this Agreement or any right, benefit or obligation hereunder without the prior written consent of each other party and any purported assignment without such consent will be void.

10.2.                    Notices

.  All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message (with confirmation) or by a nationally recognized overnight delivery courier.  Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by overnight delivery courier, to the address set forth below, unless such address is changed by notice to the other party hereto:

If to Acquirer:

Compartment IT2, LP

Five Concourse Parkway, Suite 3150

Atlanta, Georgia 30328

If to CIG:

Communications Infrastructure Group, LLC

Five Concourse Parkway, Suite 3100

Atlanta, Georgia 30328

If to the Fund:

InfraTrust Zwei GmbH & Co. KG

Gormannstrasse 22

10119 Berlin Germany

10.3.                    Interpretation

.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation, and (e) references to “hereunder” or “herein” relate to this Agreement.  The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.  Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.  All recitals set forth above are incorporated herein by reference thereto and are part of this Agreement.

EXCHANGE AGREEMENT

10.4.                    Severability

.  If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof; and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.5.                    No Third-Party Beneficiaries

.  This Agreement is for the sole benefit of the parties hereto, their successors and any permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, provided, however, any and all Affiliates of CIG and the respective law firms of CIG may fully rely on any and all provisions of this Agreement; provided further, the releases and other provisions of this Agreement shall also for the benefit of THE agent, and any lenders providing financing to Affiliates of CIG (collectively, the “CIG Lenders”), and the CIG Lenders shall be third party beneficiaries of such releases and other provisions, entitled to enforce such provisions and whose consent shall be required prior to any amendment or modification thereof

10.6.                    Amendment; Waiver

.  This Agreement may not be amended or modified except by an instrument in writing duly executed by each of the parties hereto.  Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.  Any waiver so granted will not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

10.7.                    Governing Law

.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its provisions concerning conflict of laws.

10.8.                    Construction of Agreement

. This Agreement has been negotiated by Acquirer on the one hand, and CIG, on the other hand, both of which have had ample opportunity to obtain independent legal counsel and each party hereto as determined to proceed with such counsel or to waive such counsel at their own respective sole volition, and the parties hereto furthermore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement, certificate or document will be construed against the party drafting such agreement, certificate or document.

10.9.                    Entire Agreement

.  This Agreement, the Exhibits hereto, and the Transaction Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings with respect to the subject matter hereof, both written and oral.

10.10.              Business Day Convention

.  Should any time period provided in this Agreement expire on a Saturday, Sunday or legal holiday, such time period shall automatically be extended to the next date that is not a Saturday, Sunday or legal holiday.

EXCHANGE AGREEMENT

10.11.              Attorneys’ Fees and Costs

.  If any legal action, proceeding, or litigation arising out of or in any way relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.12.              Jurisdiction and Venue; Jury Trial Waiver

.  Each party acknowledges and agrees that any legal action, proceeding, or litigation arising out of or in any way related to this Agreement shall be instituted in the United States District Court for the Northern District of Georgia or any State of Georgia court having jurisdiction over the subject matter of the dispute or matter.  Each party agrees to submit to the jurisdiction of and agree that the venue is proper in those courts in any legal action, proceeding, or litigation arising out of or in any way related to this Agreement.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL ACTION, PROCEEDING, OR LITIGATION ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

10.13.              Fees, Expenses and Other Payments

.  Each party shall bear its respective costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, including all fees and expenses of its legal counsel, accountants, investment bankers, brokers, finders, financial advisers and other consultants.

10.14.              Survival

.  The covenants and agreements of the parties contained in or made pursuant to this Agreement shall not survive Closing, unless any such covenant or agreement by its express terms states that it does so survive.

10.15.              Counterparts

.  This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  A faxed or scanned signature shall be fully binding upon the parties to this Agreement and shall be deemed an original for all purposes.

[Signature Page Follows]

EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this EXCHANGE AGREEMENT as of the date first above written.

ACQUIRER:                         COMPARTMENT IT2, LP

BY:     IAM US, LLC
            General Partner

BY:     IAM INFRASTRUCTURE ASSET MANAGEMENT GMBH
Manager

BY:     /s/ Stephan Brückl
            Name: Stephan Brückl
            Title:  Managing Director

CIG:                                       COMMUNICATIONS INFRASTRUCTURE GROUP, LLC

                                                            By:      CIG SOLUTIONS, LLC
                                                                        Manager

By:      /s/ PAUL MCGINN

Name:  Paul McGinn
Title:    Chief Executive Officer

THE FUND:                          INFRATRUST ZWEI GMBH & CO. KG

By:      IAM INFRASTRUCTURE ASSET MANAGEMENT GMBH

By:      /s/ STEPHAN BRÜCKL

Name:  Stephan Brückl
Title:  Managing Director

EXCHANGE AGREEMENT

EXHIBIT A

DEFINITIONS

The following terms shall have the meanings as ascribed to them or referenced below (such terms shall be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to a particular party, any Person controlling, controlled by or under common control with that party, as well as any officers, directors and majority-owned entities of that party and of its other affiliates.  For the purposes of the foregoing, ownership, directly or indirectly, of greater than ten percent (10%) or more of the voting stock or other equity interest shall be deemed to constitute control.

“Agreement” shall have the meaning set forth in the preamble.

“Amended and Restated  Operating Agreement” shall mean the Amended and Restated Limited Liability Company Operating Agreement of Communication Infrastructure Group, LLC attached hereto as Exhibit C.

“Applicable Law” means all foreign, federal, state, local, municipal or other laws, ordinances, regulations, rules, administrative pronouncements and other provisions having the force or effect of law, and all judicial and administrative orders, writs, injunctions, awards, judgments, decrees and determinations, applicable to a specified Person or to such Person’s assets, properties or business.

“Acquirer” shall have the meaning set forth in the preamble.

“Acquirer Indemnified Party” shall have the meaning set forth in Section 9.2.

“Books and Records” shall have the meaning set forth in Section 1.2.

“Charter Documents” means an entity’s certificate or articles of incorporation or formation, bylaws, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, operating agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity, each as amended to date.

“CIG” shall have the meaning set forth in the preamble.

“CIG Indemnified Party” shall have the meaning set forth in Section 9.3.

“Claim” means any and all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, controversies, Damages (as defined herein), judgments, executions, losses, expenses, claims, and demands.

“Claim Notice” shall have the meaning set forth in Section 9.5.

“Class A Interest” shall have the meaning in the Amended and Restated Operating Agreement.

“Closing” shall have the meaning set forth in Section 3.1.

EXCHANGE AGREEMENT

“Closing Date” shall have the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.  Any reference to the Code shall automatically include a reference to any subsequent or successor internal revenue code or law.

“Contract” means any written or oral contract, agreement, understanding, license, lease, plan, instrument or other document, commitment, obligation, arrangement, undertaking, practice or authorization that is or may be binding on any Person or its property under Applicable Law or Court Order.

“Court Order” means any judgment, decree, injunction, order, settlement agreement or ruling of any Governmental Authority or other authority that is binding on any Person or its property under any Applicable Law.

“Damages” means any and all damages, losses, Liabilities, costs, expenses, or judgments of any kind or nature whatsoever (including reasonable attorneys’, accountants’, and experts’ fees, disbursements, and other costs and expenses actually incurred in pursuing or defending Claims).

“Default” means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation, or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration.

“Encumbrance” means any pledge, lien (including liens for Taxes), collateral assignment, security interest, mortgage, title retention, conditional sale or other security arrangement, or any charge, adverse claim of title, ownership or right to use, or any other encumbrance of any kind whatsoever, including any restriction on (i) the voting of any security, (ii) the transfer of any security or other asset, (iii) the receipt of any income derived from any asset, (iv) the use of any asset, and (v) the possession, exercise or transfer of any other attribute of ownership of any asset.

“Fund” shall have the meaning set forth in the preamble.

“Fund Indemnified Party” shall have the meaning set forth in Section 9.4.

“General Survival Date” shall have the meaning set forth in Section 9.1.

“Governmental Authority” means any foreign, federal, state, local or other court or governmental agency or authority, regulatory authority, body, tribunal or commission.

“Indemnifiable Claim” shall have the meaning set forth in Section 9.5.

“Indemnitee” shall have the meaning set forth in Section 9.5.

“Indemnitor” shall have the meaning set forth in Section 9.5

“IRS” means the Internal Revenue Service.

EXCHANGE AGREEMENT

“Knowledge” or any reference as to whether such Person “knows” or has “knowledge” of a given fact, circumstance or condition means the actual knowledge of a duly appointed officer or manager of CIG, or officer of the manager of CIG, without the duty of inquiry or investigation.

“Liability” means any liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, whether accrued or unaccrued, absolute or contingent, direct or indirect, matured or unmatured, determined or determinable, known or unknown, due or to become due, liquidated or unliquidated, including those arising under any Applicable Law, Court Order or Contract.

“Licenses” means any permits, licenses, franchises, registrations, certificates, variances, exemptions, consents, approvals and other authorizations granted by any Governmental Authority.

“Litigation” means any action, suit, arbitration, mediation, administrative or other proceeding, criminal prosecution, claim or governmental investigation or inquiry.

“Material Adverse Effect” means any event, change, occurrence or effect that is, or is reasonably likely to (i) be materially adverse to the PAASP, or the operations, properties, assets, Liabilities, financial conditions, results of operations, or cash flow, of CIG, or (ii) materially affect CIG’s ability to consummate the transactions contemplated by this Agreement.

“Note” has the meaning set forth in Section 1.3.

“Person” means any natural person, partnership, firm, corporation, limited liability company, proprietorship, association, joint venture, trust, unincorporated organization or other entity, or any Governmental Authority.

“PAASP” has the meaning set forth in the recitals and further defined in Section 1.2.

“Survival Date” has the meaning set forth in Section 9.1.

“Tax” or “Taxes” means (i) all foreign, federal, state, local, municipal and other taxes, duties, charges, fees, contributions, levies or other assessments, including income, alternative, add-on minimum income, gross receipts, gains, estimated, franchise, excise, personal property, real estate, property transfer, sales, use, employment, social security, unemployment , insurance, disability, workers compensation license, lease, payroll, service, ad valorem, documentary, severance, stamp, withholding, occupation, recording, value added or transfer taxes, customs taxes and any other taxes (whether payable directly, by withholding or otherwise), together with any interest, fines, penalties, additions to tax, and additional amounts with respect thereto; and (ii) any Liability to any other Person for or in respect of any of the foregoing items.

“Taxing Authority” shall mean each and every Governmental Authority, in any and all jurisdictions worldwide, which have the legal authority to tax or impose taxes upon CIG, the PAASP or the Assumed Liabilities.

“Tax Return” means any return, report, form, information return, declaration, statement, schedule or other similar document (including any related or supporting information and estimated or amended returns, reports, forms, information returns, declarations, statements or schedules) relating to Taxes.

EXCHANGE AGREEMENT

“Transaction Documents” means, collectively, this Agreement, the Transformation Consent and the Release Consent.

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration, stock transfer and other similar Taxes and fees (including any penalties and interest).

#          #          #

EXCHANGE AGREEMENT

EXHIBIT B

NOTE

See Doc ID. 0.5k

EXCHANGE AGREEMENT

EXHIBIT C

AMENDED AND RESTATED OPERATING AGREEMENT

See Doc ID. 0.1

EXCHANGE AGREEMENT

EXHIBIT D

TRANSFORMATION CONSENT

See Doc ID. 0.5o

EXCHANGE AGREEMENT

EXHIBIT E

RELEASE CONSENT

See Doc ID. 0.5n